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                                                           EXHIBIT 10.64



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                             GROUND LEASE AGREEMENT

                                 by and between

                           WOLF MOUNTAIN RESORTS, L.C.
                                   ("Landlord")

                                       and

                                    ASC UTAH
                                   ("Tenant")

                                   dated as of

                                  July 3, 1997

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                                TABLE OF CONTENTS

                                                                            Page

RECITALS.......................................................................1

AGREEMENT......................................................................1

ARTICLE I......................................................................1

         1.01 Premises.........................................................1
         1.02 Lease Attributes.................................................1

ARTICLE II.....................................................................2

         2.01 Initial Term.....................................................2
         2.02 Extended Term....................................................2
         2.03 Grace Period.....................................................2

ARTICLE III....................................................................2

         3.01 Rent.............................................................2
         3.02 Rent to be Net to Landlord.......................................5

ARTICLE IV.....................................................................5

         4.01 Taxes and Utility Expenses.......................................5

ARTICLE V......................................................................7

ARTICLE VI.....................................................................7

         6.01 Improvements.....................................................7
         6.02 Improvement Conditions...........................................7
         6.03 Maintenance......................................................8
         6.04 Demolition.......................................................8
         6.05 Improvement Ownership............................................8
         6.06 Disposition at Lease Termination.................................8

ARTICLE VII....................................................................8

         7.01 Requirements of Public Authority.................................8

ARTICLE VIII...................................................................9

ARTICLE IX....................................................................10

ARTICLE X.....................................................................10

         10.01 Subletting.....................................................10
         10.02 Assignment.....................................................10

ARTICLE XI....................................................................10

ARTICLE XII...................................................................11

         12.01 Liability Insurance............................................11
         12.02 Property Insurance.............................................11
         12.03 Blanket Policy.................................................11
         12.04 Waiver of Subrogation..........................................12


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                                TABLE OF CONTENTS
                                    (Cont'd)
                                                                            Page

         12.05 Adjustment.....................................................12

ARTICLE XIII..................................................................12

         13.01 Casualty.......................................................12
         13.02 Demolition.....................................................12
         13.03 No Abatement...................................................12

ARTICLE XIV...................................................................13

         14.01 Condemnation...................................................13
         14.02 Prosecuting Takings Claims.....................................13

ARTICLE XV....................................................................14

ARTICLE XVI...................................................................14

         16.01 Mortgage.......................................................14
         16.02 Further Agreement..............................................16

ARTICLE XVII..................................................................17

         17.01 Quiet Enjoyment................................................17
         17.02 Representations, Warranties and Covenants......................17
         17.03 Remedies.......................................................20
         17.04 General Provisions.............................................20

ARTICLE XVIII.................................................................20

         18.01 Defaults.......................................................20
         18.02 Cure...........................................................21
         18.03 Remedies.......................................................22

ARTICLE XIX...................................................................22

ARTICLE XX....................................................................23

ARTICLE XXI...................................................................23

ARTICLE XXII..................................................................23

ARTICLE XXIII.................................................................24

ARTICLE XXIV..................................................................24

ARTICLE XXV...................................................................25

         25.01 Grant of Option................................................25
         25.02 Option Payments................................................25
         25.03 Mandatory Exercise of Option...................................27
         25.04 Option Price...................................................27
         25.05 Option Price Payment...........................................27
         25.06 Owned Property.................................................27
         25.07 Development Commitment.........................................28


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                                TABLE OF CONTENTS
                                    (Cont'd)
                                                                            Page

         25.08 Closing........................................................28
         25.09 Restrictions Against Encumbrance...............................28

ARTICLE XXVI..................................................................28

         26.01 Governing Law..................................................28
         26.02 Partial Invalidity.............................................28
         26.03 Short Form Lease...............................................28
         26.04 Interpretations................................................29
         26.05 entire Agreement...............................................29
         26.06 Parties........................................................29
         26.07 Restriction on use of Landlord's Adjacent Land.................29

GUARANTY COMMITMENT...........................................................31

SCHEDULE A....................................................................32


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      This Ground Lease Agreement is made and entered into by and between Wolf
Mountain Resorts, L.C., a limited liability company organized under the law of the State of Utah with a principal place of business in Summit County, Utah ("Landlord"), and ASC Utah, a corporation organized and existing under the laws of the State of Maine with its principal place of business at Bethel, Maine ("Tenant").

                                    RECITALS

      1. Landlord owns and leases certain land and other interests in real property located in Summit and Salt Lake Counties, Utah more particularly described in Article I of this Lease known generally as the Wolf Mountain Ski Resort.

      2. Contemporaneously herewith, Landlord is selling all of Seller's assets constituting the Wolf Mountain Ski Resort, except the property leased or subleased hereunder, to Tenant pursuant to a Purchase and Sale Agreement dated of even date herewith ("Purchase and Sale Agreement").

      3. Landlord desires to maintain its fee or leasehold interests in the leased premises described in Article I and lease the same to Tenant on a ground lease basis.

      4. Landlord and Tenant desire to provide a mechanism whereby Landlord could sell to Tenant and Tenant could purchase from Landlord its fee interest in certain parcels within the leased premises for development by Tenant as more particularly described in Article XXV hereof.

                                    AGREEMENT

      NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I
                                    PREMISES

      1.01 Premises. Landlord hereby leases and lets to Tenant, and Tenant hereby takes and hires from Landlord, upon and subject to the terms, conditions, covenants and provisions hereof, all of the tracts, pieces and parcels of land, situated in Summit County, Utah, more particularly described in Schedule A annexed hereto and made a part hereof, together with any and all appurtenances, rights, privileges and easements benefiting, belonging or pertaining thereto (all of the foregoing hereinafter sometimes referred to as the "demised premises", "leased premises" or the "premises").

      1.02 Lease Attributes. The leased premises consists of two different types of property interests, land owned in fee by Landlord ("Fee Land") and land leased by Landlord ("Leased Land"). The Fee Land and Leased Land are separately identified in Schedule A as such. This lease shall constitute a direct lease of all Fee Land and a sublease of all Leased Land, subject to the terms and conditions of the prime leases.


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                                   ARTICLE II
                                      TERM

      2.01 Initial Term. The initial term of this Lease shall commence on the date hereof (hereinafter referred to as the "Commencement Date") and shall continue for a period of Fifty (50) years.

      2.02 Extended Term. Tenant may by right extend the term of this Lease on the same terms and conditions as provided herein for up to three (3) additional periods of fifty (50) years each by sending Landlord written notice of the exercise of each extension right not less than 12 months prior to expiration of the then current term, together with a payment of an extension fee of One Million Dollars ($1,000,000) for each 50-year extension right exercised. Upon such receipt of the written notice and payment of the fee, the Lease term shall be automatically extended.

      2.03 Grace Period. In the event Tenant fails to exercise an extension option pursuant to Section 2.02, Tenant shall not be deemed to have lost its right to exercise such option until thirty (30) days following written notice thereof from Landlord, during which period Tenant shall retain its right to exercise such extension option in accordance with Section 2.02 above. If no such notice shall have been given by Landlord prior to the expiration of the initial term or any extended term of this Lease (other than an expiration by virtue of the exercise by Landlord of its remedies pursuant to Article XVIII below), this Lease shall not terminate, but rather shall become a tenancy at will on the same terms and conditions set forth herein, subject to termination by Landlord after expiration of such thirty (30) days written notice to Tenant.

                                   ARTICLE III
                                      RENT

      3.01 Rent. Tenant covenants and agrees to pay Landlord, for the demised premises, rent at the following rates and times:

            (a) Tenant shall pay to Landlord the sum of four percent (4%) of Gross S&L Revenues, as hereinafter defined. Said sums shall be payable on or before September 15 of each year during the term of this Lease and shall be determined with reference to the Gross S&L Revenues actually received by Tenant for its preceding 12-month fiscal year ended July 31. Rent shall be prorated for any partial year included in the term.

            (b) The payment by Tenant to Landlord shall be accompanied by a statement of Tenant's Chief Financial Officer setting forth the Gross S&L Revenues actually received by Tenant for the period involved and the method of computing the amount, if any, simultaneously being paid by Tenant to Landlord in such detail as Landlord and Tenant shall from time to time reasonably agree. The term "Gross S&L Revenues" shall mean any and all revenues determined in accordance with generally accepted accounting principles attributable to the use or ownership of the leased premises and any additional property owned by the Tenant, or its successors or assigns or any affiliates of any such parties, now or at any time in the future used and operated on an integrated basis as a part


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      of what is now known as the Wolf Mountain Ski Resort or any successor thereto (including without limitation, any of the land included in Section
      25.06 below and any of the property designated on the Parcel Maps as [UPC Mines, Lehmer, BLM, Sun Peak, L. Clifford, UWSP and Hi Ute Ranch]), or from any buildings, lodges, restaurants, sports facilities, condominium units, lifts or other structures located thereon, including without limitation, any sales, charges, dues, rentals, concessions, fees, or other revenues relating thereto, excluding only:

            (i)   sales or excise taxes; and

            (ii) proceeds of sales of real property interests, with the term "sales" to include any lease of real estate for a term exceeding ten (10) years, that are conveyed to Tenant pursuant to Article XXV below.

            Gross S&L Revenues includes such revenues generated through operations of any business enterprises or person affiliated with Tenant. Affiliated parties shall mean any persons or business organizations that control, are controlled by, or are under common control with the Tenant, whether directly or indirectly through one or more intermediaries. Control shall mean the ability to control the management or operations of the person or organization whether through voting or capital interests or through any management contracts or other arrangements that provide for effective control. Gross S&L Revenues shall include any revenues or the value of any other consideration that are diverted from what is now known as the Wolf Mountain Ski Resort operations to some other location or source within the Tenant's or any affiliated party's organization through establishing a contract, agreement or other business arrangement at what is now known as the Wolf Mountain Ski Resort that is less favorable than would be established on an independent arm's length basis.

            (c) Tenant shall pay the following additional rent based upon the volume of paid skier visits achieved at the demised premises. Beginning with the 1997-98 ski season, a one-time rent payment shall be made within 45 days following the close of any fiscal year of Tenant in which the ski resort of which the demised premises are included achieves, for the first time, the paid skier visit volumes set forth below. Each such payment shall be accompanied by a statement of Tenant's Chief Financial Officer setting forth the skier visits during such period in accordance with the terms of this subsection in such detail as Landlord and Tenant shall from time to time reasonably agree. Paid skier visits shall be determined by Tenant using the same methodology employed by American Skiing Company and its affiliated parties at all of their ski resorts, which shall be consistent in all material respects with the methodologies employed generally within the industry.


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                   Skier Visits           One-Time Rent Payment
                   ------------           ---------------------
                      100,000                   $  250,000
                      200,000                   $  500,000
                      300,000                   $  750,000
                      400,000                   $1,000,000
                      500,000                   $2,000,000
                      600,000                   $3,000,000
                      700,000                   $2,000,000
                      800,000                   $2,000,000
                      900,000                   $2,000,000
                    1,000,000                   $2,000,000

      The following example is provided for illustrative purposes:

      If 1997 - 1998 skier visits equal 300,000, Tenant shall pay $250,000 and $500,000 and $750,000 (for a total of $1,500,000) to Landlord prior to September 15, 1998. If 1998 - 1999 skier visits equal 400,000 skier visits, Tenant shall pay $1,000,000 to Landlord on or before September 15, 1999.

            d) It is expressly understood and agreed that nothing in this Lease contained shall be deemed or construed to grant or otherwise provide Landlord with any authority over, or other rights to control or direct, the operation of the resort at the demised premises.

            e) All rent hereunder shall be paid either at the address of Landlord set forth below with regard to notices, or at such other places of which Landlord shall have given Tenant written notice at least thirty
      (30) days in advance, or in the case of Section 25.02, as therein provided.

            f) As hereinafter used the term "rent" shall be deemed for reference purposes to include all rent covered by this Article III, the Additional Rent described in Article IV, if any, payable by Tenant to Landlord hereunder and all Option Payments described in Section 25.02 below.

            g) Tenant shall prepare and retain true and accurate books of account and records, relating to the demised premises conforming to generally accepted accounting principals consistently applied to the extent applicable, including but not limited to, Gross S&L Revenues and a record of skier visits sufficient to comply with the foregoing requirements of this Article III.

            h) Landlord shall have the right, at any time, upon reasonable advance notice (and not more often than once per quarter) to audit or inspect all of Tenant's books and records relating to Gross S&L Revenues, skier visits and any of the other obligations of Tenant under this Lease, which shall be maintained and made available at Tenant's offices in Summit County, Utah. Tenant shall make all such books and records available for such examination. Landlord's right to conduct an audit or inspection includes the


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      right to do whatever is reasonably necessary to complete the audit or inspection. If the audit or inspection reveals an underpayment of rent, Tenant shall pay the amount of same, together with interest on such amount at 18% from the date due until paid. If Landlord conducts an audit or inspection and the audit or inspection reveals an understatement of Gross S&L Revenues or skier visits for a particular calendar year by more than five percent (5%), Tenant shall pay all reasonable costs of the audit or inspection. If the audit or inspection reveals an overpayment of percentage rent, Landlord shall refund same, plus interest at the rate specified above. Any audits and inspections may be made by Landlord's employees or by any certified public accountant selected by Landlord.

      3.02 Rent to be Net to Landlord. It is the intention of the parties that the rent payable by Tenant to Landlord pursuant to this Article III shall be net to Landlord so that this Lease shall yield to Landlord the net annual rent specified in Article III herein during the term of this Lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the demised premises shall be paid by Tenant, except as otherwise expressly provided herein. Without limiting the generality of the foregoing, Landlord and Tenant hereby agree that Tenant shall be responsible for paying and shall pay all of the payments due under the leases covering the portion of the land described as the Leased Land in Schedule A attached hereto, including any modifications or amendments thereto with Tenant's prior consent. Except as specifically provided herein, in no event shall Tenant be entitled to any abatement, reduction, set off, counterclaim, defense or reduction with respect to the payment of any rent hereunder.

                                   ARTICLE IV
                                 ADDITIONAL RENT

      4.01 Taxes and Utility Expenses.

            (a) (1) Tenant shall, during the term of this Lease, as additional rent, pay and discharge punctually, as and when the same shall become due and payable, all taxes, special and general assessments, water rents, rates and charges, sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, (hereinafter referred to as "Taxes"), and each and every installment thereof which shall or may during the term of this Lease be charged, levied, laid, assessed imposed, become due and payable, or a lien upon, or for, or with respect to, the demised premises or any part thereof, or any buildings, appurtenances or equipment owned by Tenant thereon or therein or any part thereof, together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the federal, sate, county and municipal governments and of all other governmental authorities whatsoever (all of which shall also be included in the term "Taxes" as heretofore defined); and all sewer rents and charges for water, steam, gas, heat, hot water, electricity, light and power, and other services or services furnished to the demised premises or the occupants thereof during the term of this Lease (hereinafter referred to as "Utility Expenses").


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                  (2) To the extent that the same may be permitted by law,
      Tenant or its designees shall have the right to apply for the conversion of any assessment for local improvements assessed during the term of this Lease in order to cause the same to be payable in annual installment, and upon such conversion, Tenant shall pay and discharge punctually said installments as they shall become due and payable during the term of this Lease. Landlord agrees to permit the application for the foregoing conversion to be filed in Landlord's name, if necessary, and shall execute any and all documents requested by Tenant to accomplish the foregoing result.

                  (3) Tenant shall be deemed to have complied with the covenants of this paragraph (a) if payment of such Taxes shall have been made either within any period allowed by law or by the governmental authority imposing the same during which payment is permitted without penalty or interest or before the same shall become a lien upon the demised premises, and Tenant shall produce and exhibit to Landlord satisfactory evidence of such payment, if Landlord shall demand the same in writing.

            (b) All such Taxes, including assessments which have been converted into installments as set forth in the preceding paragraph (a), which shall become payable during each of the calendar or fiscal tax years, as the case may be, in which the term of this Lease commences or terminates, shall be apportioned pro rata between Landlord and Tenant in accordance with the respective portions of such year during which such term shall be in effect.

            (c) (1) Tenant or its designee shall have the right to contest or review all such Taxes by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant or its designees shall conduct promptly at its own cost and expense, and, if necessary, in the name of Landlord with the cooperation of Landlord and Landlord shall execute all documents reasonable necessary to accomplish the foregoing). Notwithstanding the foregoing, Tenant shall promptly pay all such taxes if at any time the demised premises or any part thereof shall then be immediately subject to forfeiture, or if Landlord shall be subject to any criminal liability arising out of the nonpayment thereof.

                  (2) The legal proceedings referred to in the preceding subparagraph (1) shall include appropriate certiorari proceedings, and appeals from orders therein and appeals from any judgments, decrees, or orders. In the event of any reduction, cancellation or discharge, Tenant shall pay the amount finally levied or assessed against the demised premises or adjudicated to be due and payable on any such contested Taxes.

            (d) Landlord covenants and agrees that if there shall be any refunds or rebates on account of the Taxes paid by Tenant under the provisions of this Lease, such refund or rebate shall belong to Tenant. Any refunds received by Landlord shall be deemed trust funds and as such are to be received by Landlord in trust and paid to Tenant forthwith. Landlord will, upon the written request of Tenant, sign any receipts which may be necessary to secure the payment of any such refund or rebate, and will pay over to Tenant such refund or rebate as received by Landlord. Landlord further covenants and agrees on


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      request of Tenant at any time, and from time to time, but without cost to
      Landlord, to make application individually (if legally required) or to join in Tenant's application (if legally required) for separate tax assessments for such portions of the demised premises as Tenant shall at any time, and from time to time, designate. Landlord hereby agrees upon reasonable request of Tenant to execute such instruments and to give Tenant such assistance in connection with such applications as shall be required by Tenant.

            (e) Nothing herein or in this Lease otherwise contained shall require or be construed to require Tenant to pay any sales, rent, inheritance, estate, succession, transfer, gift, franchise, income or profit taxes, by whatever name the same may be called, that are or may be imposed upon Landlord, its successor or assigns.

                                    ARTICLE V
                                       USE

      The demised premises may be used for any lawful purpose consistent with existing covenants, conditions and restrictions of record applicable to the premises. The premises shall not be used for commercial timbering operations except in connection with development and construction of ski terrain and other improvements at the premises.

                                   ARTICLE VI
                      MAINTENANCE, REPAIRS AND IMPROVEMENTS

      6.01 Improvements. Subject to the provisions of Section 6.02 below, Tenant shall have the right, at its own cost and expense, to construct on the demised premises such buildings, improvements and other facilities as Tenant may desire and determine appropriate in connection with its operations at the premises.

      6.02 Improvement Conditions. The rights of Tenant set forth in Section
6.01 are subject to the following conditions:

            (a) The premises being zoned by Summit County so as to permit the construction and operation of the improvements contemplated by Tenant.

            (b) Adequate utilities (including sewer, water and necessary energy utilities) being located on the premises or in property immediately adjoining the premises and being available for use on the premises.

            (c) There being no covenant or restriction affecting the property or any restriction under any state, county, or local laws or ordinances, which would prohibit the improvements and the use of the premises contemplated thereby.

            (d) There being no easement, covenant or restriction on the portion of the premises to be improved which, in the opinion of Tenant, would adversely affect the construction or operation thereon of the improvements.


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            (e) The receipt of all necessary permits, licenses and approvals of the appropriate governmental authorities for the construction and operation of the contemplated improvements in a manner and location, and under such conditions, as are acceptable to Tenant in its sole judgment.

      6.03 Maintenance. Tenant alone shall be responsible for maintaining and shall maintain, the buildings and improvements currently located on, or at any time erected on, the demised premises in good condition comparable to conditions maintained at other American Skiing Company ("ASC") resorts. Landlord shall not be required to furnish any services or facilities or to make any improvements, repairs or alterations in or to the demised premises during the term of this Lease.

      6.04 Demolition. Tenant may, at its option and at its own cost and expense, at any time and from time to time, make such alterations, changes, replacements, improvements and additions in and to the buildings and improvements currently located on the demised premises, subject to the conditions specified in Section 6.02, as it may deem desirable, including the removal or demolition of any building(s) and improvement(s) and/or structure(s) that now or hereafter may be situated or erected on the demised premises.

      6.05 Improvement Ownership. Until the expiration or sooner termination of this Lease (subject, however, to the rights of the holder of any leasehold Mortgagee(s) to obtain a new lease as set forth in Section 16 hereof), title to any building or buildings or improvements situate or erected on the demised premises and the building equipment and other items installed thereon and any alterations, changes or additions thereto shall remain solely in Tenant; and Tenant alone shall be entitled to deduct all depreciation on Tenant's income tax returns for any such building or buildings, building equipment and/or other items, improvements, additions, changes or alterations.

      6.06 Disposition at Lease Termination. On the last day or sooner termination of the term of this Lease, Tenant shall quit and surrender to Landlord the demised premise, and any buildings and permanent improvements then located thereon, provided, however, that notwithstanding anything in this Lease to the contrary, Tenant shall have the right, but not the obligation, at the end of the term, to remove any buildings or other improvements made, constructed or installed by Tenant upon the premises, provided that such removal shall be accomplished within sixty (60) days following the end of the term.

                                   ARTICLE VII
                            GOVERNMENTAL REQUIREMENTS

      7.01 Requirements of Public Authority.

            (a) During the term of this Lease, Tenant shall, at its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of the federal, state, county, municipal governments and of all other governmental authorities affecting the demised premises or appurtenances thereto or any part thereof whether the same are in force at the


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      commencement of the term of this Lease or may in the future be passed, enacted or directed.

            (b) Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Tenant, or Landlord (if legally required), or both (if legally required), without cost or expense to Landlord, the validity or application of any law, ordinance, rule, regulation or requirement of the nature referred to in paragraph (a) of this Section and, if by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith may legally be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding.

            (c) Landlord agrees to execute and deliver any appropriate papers or other instruments which may be necessary or proper to permit Tenant so to contest the validity or application of any such law, ordinance, order, rule, regulation or requirement and to fully cooperate with Tenant in such contest.

                                  ARTICLE VIII
                             COVENANT AGAINST LIENS

      If, because of any act or omission of Tenant, any mechanic's lien shall be filed against Landlord or any portion of the demised premises, Tenant shall, at its own cost and expense, cause the same to be discharged of record or bonded within one hundred twenty (120) days (or such earlier date as may be necessary to prevent the claimant hereunder from exercising its rights thereunder) after written notice from Landlord to Tenant, of the filing thereof; and Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands resulting therefrom.

      Nothing contained herein shall constitute any consent or request by Landlord, express or implied, to or for the performance of any labor or services or the furnishing of any materials or other property in respect of the premises, nor as giving Tenant any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof. NOTICE IS HEREBY GIVEN THAT LANDLORD WILL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO TENANT OR TO ANYONE HAVING AN INTEREST IN THE PREMISES OR ANY PART THEREOF THROUGH OR UNDER TENANT, AND NO MECHANIC'S OR OTHER LIEN FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE REVERSIONARY OR OTHER INTEREST OF LANDLORD IN AND TO THE PREMISES, OR IN AND TO ANY ALTERATIONS, ADDITIONS OR IMPROVEMENTS TO BE MADE OR ERECTED THEREON.


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                                   ARTICLE IX
                               ACCESS TO PREMISES

      Landlord shall have the right to enter upon the demised premises at all reasonable times to examine the same provided such entry shall not interfere with the business then being conducted on the demised premises.

                                    ARTICLE X
                            ASSIGNMENT AND SUBLETTING

      10.01 Subletting. Tenant shall be entitled to sublease any portion of the premises to an affiliated party or to anyone else for a period of ten (10) years or less without the consent or approval of Landlord. Any sublease in excess of ten (10) years to a party not affiliated with Tenant shall require the prior written consent of Landlord, not to be unreasonably withheld or delayed. Tenant and Holdings shall remain fully liable to perform their respective obligations under this Lease and the related Guaranty with respect to any subleased portion of the premises.

      10.02 Assignment. Tenant shall not assign all or any portion of the Lease without obtaining the prior written consent of Landlord to any such assignment, which consent Landlord may not unreasonably withhold or delay. Notwithstanding the foregoing, Tenant shall not be prohibited from assigning all or any portion of its interest hereunder to any entity affiliated with Tenant. Except as provided below, Tenant and Holdings shall remain fully liable to perform their respective obligations under this Lease and the related Guaranty, notwithstanding any assignment permitted hereunder.

      A sale of all or substantially all Tenant's assets, or a transfer of record or beneficial ownership of more than 50% of the voting stock of Tenant to a party unaffiliated with Tenant, whether by merger, consolidation, or other reorganization, shall constitute an "assignment" for purposes of this Section
10.02. In such event, Landlord may not unreasonably withhold or delay its consent provided that the proposed successor or assign of Tenant shall be a person or business organization with financial condition and operating capability and expense reasonably adequate to operate the premises in a manner consistent with other comparably sized ski resorts throughout the United States.

                                   ARTICLE XI
                                    INDEMNITY

      Tenant shall indemnify and save harmless Landlord from and against any and all liability, damage, penalties or judgments arising from injury to person or property sustained by anyone in and about the demised premises resulting from any act or acts or omission or omissions of Tenant, or Tenant's officers, agents, servants, employees or contractors. Tenant shall, at its own cost and expense, defend any and all suits or actions which may be brought against Landlord or in which Landlord may be impleaded with others upon any such above-mentioned matter, claim or claims, except as may result from the Landlord's gross negligence or the gross negligence of its officers, agents, servants, employees or contractors. Excepting such acts, Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, buildings or other improvements, or to any person or persons, at any time on the demised premises, including any damage or injury to Tenant or to any of Tenant's officers, agents, servants, employees, contractors, customers or sublessees.

                                   ARTICLE XII
                                    INSURANCE

      12.01 Liability Insurance. Tenant shall provide at its expense, and keep in force during the term of this Lease, general liability insurance in a good and solvent insurance company or companies licensed to do business in the State of Utah, selected by Tenant, and reasonably satisfactory to Landlord, or through a self insurance program approved by all necessary governmental authorities, in the amount of at least Ten Million Dollars ($10,000,000) with respect to injury to or death of any one person and Five Million Dollars ($5,000,000) with respect to injury to or death of more than one person in any one accident or other occurrence, and One Million Dollars ($1,000,000) with respect to damages to property. Such policy, policies or programs shall include Landlord as an additional insured. Tenant agrees to deliver certificates of such insurance to Landlord at the beginning of the term of this Lease and thereafter not less than ten (10) days prior to the expiration of any such policy. Such insurance shall be noncancellable without ten (10) days' written notice to Landlord.

      12.02 Property Insurance. During the term of this Lease, Tenant shall keep all buildings and improvements presently at the premises or hereafter erected by Tenant on the demised premises at any time insured for the benefit of Landlord and Tenant and the holder of any leasehold mortgage permitted pursuant to
Section 16 hereof, as their respective interests may appear, against loss or damage by fire, and those casualties covered by the customary extended coverage endorsements, in a minimum amount necessary to avoid the effect of coinsurance provisions of the applicable policies. All proceeds payable at any time and from time to time by any insurance company under such policies shall be payable to such leasehold mortgagee, if any, or, if none, to Tenant. Any proceeds paid to Tenant shall be retained by Tenant and Landlord shall not be entitled to, and shall have no interest in, such proceeds or any part thereof, EXCEPT THAT Gross S&L Revenues shall include any proceeds of business interruption insurance received by Tenant with respect thereto. Landlord shall, at Tenant's cost and expense, cooperate fully with Tenant in order to obtain consents and other instruments and take all other actions necessary or desirable in order to effectuate the same and to cause such proceeds to be paid as hereinbefore provided and Landlord shall not carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Tenant hereunder if the effect of such separate insurance would be to reduce the protection or the payment to be made under Tenant's insurance.

      12.03 Blanket Policy. Any insurance required to be provided by Tenant pursuant to this Lease may be provided by blanket insurance covering the demised premises and other locations of Tenant provided such blanket insurance complies with all of the other requirements of this Lease with respect to the insurance involved.

      12.04 Waiver of Subrogation. All insurance policies carried by either party covering the demised premises, including but not limited to contents, fire and casualty insurance, shall expressly waive any right on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the other party pays such extra cost. If extra cost shall be chargeable therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, as its election, may pay the same, but shall not be obligated to do so.

      12.05 Adjustment. Every ten (10) years during the term, Landlord and Tenant shall review the nature and levels of insurance coverage to update the insurance requirements of this lease to the type, coverages and levels of insurance customarily being maintained by comparable ski resorts located in the United States.

                                  ARTICLE XIII
                                   DESTRUCTION

      13.01 Casualty.

            (a) In the event that, at any time during the term of this Lease, any one or more of the buildings on the demised premises shall be destroyed or damaged in whole or in part by fire or other cause within the extended coverage of the Lease, then, Tenant, at its own cost and expense, shall, subject to the provisions of paragraph (b) of this Section cause the same to be repaired, replaced or rebuilt within a period of time which, under all prevailing circumstances, shall be reasonable, but Tenant shall not be required hereby to expend any sums in excess of the insurance proceeds recovered by Tenant by reason of such destruction or damage.

            (b) In the event that at any time during the term of this Lease any one or more of the buildings on the demised premises shall have been damaged or destroyed by fire or any other cause whatsoever, and such damage or destruction shall amount to fifteen percent (15%) or more of the sound insurable value of said building or buildings, or if such damage or destruction shall occur during the last ten (10) years of the term or any extended term hereof, Tenant shall have the right, but not the obligation, to elect not to repair, replace or rebuild such building or improvements.

      13.02 Demolition. If Tenant shall elect not to restore any damaged property pursuant to the provisions of Section 13.01 (b) hereof, it shall, prior to, or immediately commence and diligently prosecute to completion, the demolition and removal of any damaged buildings or structures which are upon the demised premises, and shall remove all rubble.

      13.03 No Abatement. Tenant shall not be entitled to any suspension or abatement of rent by reason of any destruction or damage to the demised premises.

                                   ARTICLE XIV
                                 EMINENT DOMAIN

      14.01 Condemnation. If the whole or any part of the demised premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof, then this Lease shall continue and the taking shall be administered in the manner specified in Section
14.02 below.

      14.02 Prosecuting Takings Claims. In the event of a taking (or purchase) the parties hereto agree to cooperate in applying for and in prosecuting any claim for such taking and further agree, that the aggregate net award pertaining to the demised premises, after deducting all expenses and costs, including attorney's fees, incurred in connection therewith, payable to both Landlord and Tenant (herein called the "Fund") shall be paid and distributed as follows:

            (a) Landlord shall be paid an amount out of the Fund equal to the value of Landlord's continuing fee interest in the land after taking into account the remaining term of this Lease, including the extended terms, plus net present value of the rent and additional rent to be paid to Landlord hereunder over the remaining term, including the extended terms, of this Lease, all determined as of the date of taking (or purchase), together with interest thereon from the date of taking (or purchase) to the date of payment at the rate paid on said award, and if such value shall be officially determined and stated in the condemnation proceedings, then the amount thereof shall control for the purposes hereof, otherwise the same, unless agreed upon by the parties to this Lease, shall be determined by arbitration.

            (b) Any part of the Fund then remaining after the payment to Landlord specified in subparagraph (a) hereinabove shall be paid to the holder of any leasehold Mortgage permitted under the provisions of Section 16 hereof, to be applied in accordance with the terms of such Mortgage, and if no such Mortgage, or there remains any excess after payment of all amounts due under the mortgage, then to Tenant.

            (c) (1) In the event of a partial taking (or purchase) Tenant shall, at its own cost and expense, make all repairs to the buildings and improvements on the demised premises affected by such taking (or purchase) to the extent necessary to restore the same to a complete architectural unit (to the extent permitted, however, taking into consideration the amount of land remaining after any such takings or purchase), provided, however, that Tenant shall not be obligated to expend an amount in excess of the proceeds of the net award available to Tenant for such purposes, as hereinafter provided.

                  (2) All compensation available or paid to Landlord and Tenant upon such a partial taking (or purchase), shall be paid to Tenant for the purpose of paying towards the cost of such restoration, or, in the event that the parties hereto agree that only a portion of the aggregate award is sufficient to so restore, then only such portion as agreed upon shall be paid to Tenant for such purpose and the balance shall be distributed pursuant to subparagraph (3) below.

                  (3) All compensation available or paid to Landlord and Tenant upon such a partial taking (or purchase) in excess of the amount thereof needed by Tenant to repair and restore the buildings and improvements shall be distributed in the same manner as is provided in subparagraphs
      (a) and (b) this Section 14.02, except that all compensation for any temporary taking of five (5) years or less shall be distributed to Tenant without participation by Landlord.

                                   ARTICLE XV
                     UTILITY EASEMENTS AND HIGHWAY ALIGNMENT

      Tenant shall have the right to enter into agreements with utility companies and/or public authorities which provide necessary utilities, creating easements, subleases or other necessary property interests in favor of such companies and/or authorities as are required in order to service the occupants of the buildings and the improvements on the demised premises, and Landlord covenants and agrees to provide any reasonably required consent thereto and to execute any and all documents, agreements and instruments, and to take all other actions, in order to effectuate such consent all at Tenant's cost and expense. Landlord further covenants and agrees, upon request of Tenant to convey without compensation therefor, insubstantial portions of the demised premises for highway, roadway or utility purposes to any applicable governmental body.

                                   ARTICLE XVI
                               LEASEHOLD MORTGAGES

      16.01 Mortgage. Tenant and every successor and assign of Tenant is hereby given the right by Landlord in addition to any other rights herein granted, without Landlord's prior written consent, but only with prior written notice to Landlord, to mortgage Tenant's interests in this Lease, or any part or parts thereof, under one or more leasehold Mortgage(s), and to assign this Lease, or any part or parts thereof, and any subleases, or parts thereof, as collateral security for such Mortgage(s), upon the condition that all rights acquired under such Mortgage(s) shall be subject to each and every one of the covenants, conditions and restrictions set forth in this Lease, and to all rights and interests of Landlord herein, none of which covenants, conditions or restrictions is or shall be waived by Landlord by reason of the right given so to mortgage such interest in this Lease, except as expressly provided herein. Notwithstanding the foregoing, Tenant is prohibited from mortgaging the leasehold solely for the purposes of effecting a transfer of its leasehold interest to a third party in any transaction that does not involve a contemporaneous exchange of equivalent value determined on independent, arm's length basis. If Tenant and/or Tenant's successors and assigns shall mortgage this leasehold or any part or parts thereof, and if the holder(s) of such Mortgage(s) shall send to Landlord written notice of such Mortgage(s) specifying the name and address of the Mortgagee(s) and the pertinent recording data with respect to such Mortgage(s), Landlord agrees that so long as any such leasehold Mortgage(s) shall remain unsatisfied of record or until written notice of satisfaction is given by the holder(s) to Landlord, the following provisions shall apply.

            (a) There shall be no cancellation, surrender or material modification of this Lease by joint action of Landlord and Tenant without at least ten (10) days advance written notice to the leasehold Mortgagee given in accordance with Section XXIII below.

            (b) Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the holder(s) of such leasehold Mortgagee(s), and no such notice of default to Tenant shall be effective unless and until a copy of such notice is served upon each such holder. The leasehold Mortgagee(s) shall thereupon have the same period, after service of such notice upon it, to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of such leasehold Mortgagee(s) as if the same had been done by Tenant.

            (c) If the Landlord shall elect to terminate this Lease by reason of any default of Tenant, the leasehold Mortgagee(s) shall have the right by delivering written notice thereof to Landlord prior to the effective date of such termination, to postpone and extend the specified date for the termination of this Lease as fixed by Landlord in its notice of termination, for a period reasonably sufficient to allow the leasehold Mortgagee to conduct a foreclosure of its mortgage, but in no event more than six (6) months from the date of Landlord's termination notice, provided that such leasehold Mortgagee(s) shall cure or cause to be cured any then existing monetary defaults and meanwhile pay all rent, additional rent and other monetary payments due hereunder, and comply with and perform all of the other terms, conditions and provisions of this Lease on Tenant's part to be complied with or performed, other than past non-monetary defaults which cannot reasonably be cured by such Mortgagee, and provided further, that the leasehold Mortgagee(s) shall forthwith take steps to acquire or sell Tenant's interest in this Lease by foreclosure of the Mortgage(s) or otherwise and shall prosecute the same to completion with all due diligence. If, during said six (6) month period, the leasehold Mortgagee(s) shall have promptly commenced and shall have actively engaged in steps to acquire or sell Tenant's interest herein, but shall not have acquired or sold such interest at the end of such period, the time of said Mortgagee to comply with the provisions of this Section
      16.01 shall be extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence and continuity.

            (d) Landlord agrees that in the event of foreclosure by such mortgagee on this Lease by reason of any default by Tenant that Landlord will enter into a new lease of the demised premises directly with the leasehold Mortgagee(s) or its nominee(s), for the remainder of the term, effective as of the date of such termination, at the rent and additional rent and upon the terms, provisions, covenants and agreements as herein contained and subject only to all matters of record and all rights, if any, of the parties then in possession of any part of the demised premises, provided:

                  (i) Said Mortgagee(s) or its nominee(s) shall make written request upon Landlord for such new lease within fifteen
                        (15) days after the date of such foreclosure and such written request is accompanied by payment to Landlord of all sums then due to Landlord under this Lease.

                  (ii) Said Mortgagee(s) or its nominee(s) shall pay to Landlord at the time of the execution and delivery of said new lease, any and all sums which would at the time of the execution and delivery thereof, be due pursuant to this Lease but for such termination, and in addition thereto, any expenses, including reasonable attorney's fees, to which Landlord shall have been subjected by reason of such default.

                  (iii) Said Mortgagee(s) or its nominee(s) shall perform and observe all covenants herein contained on Tenant's part to be performed and shall further remedy any other conditions which Tenant under the terminated lease was obligated to perform under the terms of this Lease.

                  (iv) Landlord shall not warrant possession of the demised premises to the Tenant under the new lease.

                  (v) Such new lease shall be expressly made subject to the rights, if any, of Tenant under the terminated lease.

                  (vi) The Tenant under such new lease shall have the same right, title and interest in and to the buildings and improvements on the demised premises as Tenant had under the terminated lease.

                  (vii) Nothing herein contained shall require the leasehold
                        Mortgagee(s) or its nominee(s) to cure any default of Tenant referred to in Article XIX hereof.

                 (viii) The proceeds from any insurance policies or arising from a condemnation are to be held by any leasehold Mortgagee(s) and distributed pursuant to the provisions of this Lease, but the leasehold Mortgagee(s) may reserve its right to apply to the mortgage debt all, or any part, of Tenant's share of such proceeds pursuant to such mortgage(s).

      16.02 Further Agreement. Landlord shall upon request, execute, acknowledge an deliver to each leasehold Mortgagee(s), an agreement prepared at the sole cost and expense of Tenant in form satisfactory to Landlord and such leasehold Mortgagee(s) between Landlord, Tenant and the leasehold Mortgagee(s), agreeing to (a) all of the provisions of Section 16.01 and (b) such other provisions as are reasonably customary in mortgaging long-term leaseholds in connection with large commercial development projects.

                                  ARTICLE XVII
                              LANDLORD'S WARRANTIES

      17.01 Quiet Enjoyment. Tenant, upon paying the rent and additional rent and all other sums and charges to be paid by it as herein provided, and observing and keeping all covenants, warranties, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the demised premises during the term of this Lease, without hindrance or molestations, subject to encumbrances listed in Schedule B.

      17.02 Representations, Warranties and Covenants. Landlord warrants, represents and covenants to Tenant, upon which warranty representation and covenants Tenant has relied in the execution of this Lease and in the payment of the initial installments of rent hereunder.

            (a) That it has and will maintain good and marketable fee simple title to the demised premises constituting Fee Land, free and clear of all encumbrances, liens, defects in title, leases, tenancies, easements, restrictions and agreements, except for this Lease and the restrictions set forth in Schedule B, none of which materially impair the current operation of the demised premises as a ski resort.

            (b) Landlord represents, warrants and covenants as follows with respect to the sublease of Leased Land:

                  (i) Each underlying lease of Leased Land is in full force and effect as of the date hereof. A true, accurate and correct copy of each lease is attached hereto as a part of Schedule A, and such leases have not been amended or revised except as shown in Schedule A. Except as set forth in Schedule 17.02(b), there are no material defaults, breaches or violations of such leases by lessee or, to Landlord's Knowledge, by the lessor existing as of the date hereof, and there have occurred no events which with the passage of time, giving of notice, or both, would constitute a default, breach or violation of any such leases by Landlord or, to Landlord's Knowledge, by any such lessor.

                  (ii) Landlord shall timely perform all its obligations under such leases in accordance with the terms thereof, and shall undertake all such actions as may be necessary or appropriate to maintain such leases in full force and effect, in accordance with their terms.

                  (iii) Landlord hereby grants to Tenant the right, power and authority to enter into independent negotiations with each owner of Leased Land to change, revise, amend, restate or otherwise alter the underlying leases. Tenant shall not enter into any change, revision, amendment, alteration or restatement without the Landlord's prior written consent, which shall not be unreasonably withheld or delayed.

                        Landlord shall obtain from each owner of Leased Land and deliver to Tenant a Landlord's Consent and Estoppel in the form attached hereto as Schedule C.

            (d) The execution and delivery of this Lease by Landlord and the performance by Landlord of the obligations to be performed hereunder have been duly authorized by all necessary and appropriate action by Landlord under its Operating Agreement. Except as listed in Schedule 17.02(d), the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with, or result in a breach of, or default under, or permit acceleration of any obligation under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, material agreement or other material instrument or obligation to which Landlord is a party, or by which it or any of its properties or assets may be bound or affected or (ii) violate any order, writ, injunction, decree or statute, or any rule, regulation, permit, license or conditions thereto, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the demised premises. This Lease is a valid and binding obligation of Landlord enforceable in accordance with its terms, subject to equitable principles and applicable bankruptcy and other creditors' rights laws, regulations and rulings.

            (e) Except as set forth in Schedule 17.02(e) Landlord does not have any Landlord's Knowledge of any violation of any applicable federal, state and local laws, rules, regulations, ordinances, codes or orders ("Laws") governing the demised premises and the operation of the Wolf Mountain Ski Resort business, including without limitation environmental and health and safety laws rules and regulations, and will not knowingly violate any such laws during the term hereof, and (b) has not received written notification of any asserted material past or present failure to operate the demised premises and the Wolf Mountain Ski Resort business in accordance with any such law, ordinance or regulation, or of any event that has occurred which with notice or the passage of time would constitute any such failure.

            (f)   (i)   No permits, licenses, approvals, clearances or other
                        governmental consents are required for the execution and delivery of this Lease, except for the transfer or reissuance of the governmental licenses, permits, authorizations, approvals and certificates identified in
                        Section 17.02(f).

                  (ii) The Landlord has not disposed of or permitted to lapse any license, permit or other authorization from any federal, state or local authorities related to the demised premises that is currently required for the operation of the Wolf Mountain Ski Resort business.

                  (iii) Except as reported in Schedule 17.02(f), the Licenses and Permits listed on Schedule 17.02(f) are all of the governmental licenses, permits, authorizations, approvals and certificates which are, to

                        Landlord's Knowledge, required for the current use of the demised premises.

            (g) The existing uses of the demised premises by Landlord are permitted uses within the zoning districts in which they are located and otherwise permitted under applicable federal, state and local laws, rules and regulations and under the permits identified in Section 17.02(g).

            (h) Except as provided in Schedule 17.02(h) there is, to Landlord's Knowledge, no action, suit, proceeding at law or in equity by any person or entity, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending, threatened, against Landlord with respect to the Wolf Mountain Ski Resort business or any portion of the demised premises.

            (i) Except as provided in Schedule 17.02(i), Landlord (i) has timely filed all tax returns, tax information returns and other tax reports required to be filed with any applicable governmental authorities through the date hereof which relate to the demised premises and, the Wolf Mountain Ski Resort business, and has paid all taxes and other charges which have become due pursuant to such returns and reports, or pursuant to any assessment received by it, except for any taxes the validity of which Landlord may be contesting in good faith in appropriate proceedings, and
      (ii) shall continue to timely file all such returns and reports and pay all such taxes relating to Landlord, but not those relating to the demised premises, the Wolf Mountain Ski Resort or that Tenant is otherwise obligated to file or pay hereunder. Landlord is not delinquent in the payment of any tax assessment or governmental charge which relates to any of the demised premises, no written notices asserting deficiencies for any taxes which relate to any of the demised premises have been received by Landlord, and no requests for waivers of the time to assess or pay any such tax are pending. There are no tax liens upon any fee portion of the demised premises and, to Landlord's Knowledge, no tax liens upon any leased portion of the demised premises and no such liens will arise as a result of the transaction contemplated hereby except as listed in Schedule 17.02(i) or that will be paid and discharged at Closing. For the purposes of this Lease, the term "tax" shall include all federal, state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever.

            (j) Except as disclosed in Schedule 17.02(j), there are to Landlord's Knowledge, no outstanding or threatened actions, claims, proceedings, determinations or judgments by any party, including, but not limited to, any governmental authority or agency, against or involving the Landlord, arising under the Clear Air Act, the Federal Water Pollution Control Act of 1972, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act and the Toxic Substances Control Act, and any amendments or extensions of the foregoing statutes, and all other applicable environmental requirements or any other federal, state, local or other environmental, health or safety law, regulation, order or requirement, requiring the remediation or removal of an existing environmentally contaminated condition or substance. Except as listed in Schedule 17.02(j), there are, to Landlord's Knowledge, no outstanding or threatened orders, determinations or notices of violation issued by any federal, state, local or other governmental authority administering environmental or health and safety laws in connection with operation of the demised premises or the Wolf Mountain Ski Resort business, which have not been complied with or resolved to the satisfaction of such governmental authority.

      17.03 Remedies. In the event Landlord fails to undertake the actions, or refrain from taking action, required pursuant to subparagraph 17.02 (b) above, then Tenant shall have the right, but not the obligation, to perform all such acts and pay all sums of money necessary, on behalf of Landlord, to maintain the lease in full force and effect, and Landlord hereby appoints Tenant as its true and lawful attorney in fact for purposes of undertaking all such action on behalf of and in the name of Landlord as Tenant deems necessary or appropriate to maintain any or all underlying leases in full force and effect. The power of attorney herein granted is coupled with an interest and is therefore irrevocable during the term of this Lease. Tenant may offset against any and all amounts due hereunder any cost and expense incurred by Tenant in exercising its rights under this subsection 17.03. Prior to offsetting against rent due hereunder Tenant shall provide Landlord with notice of its intent to offset and Landlord shall have a period of 30 days to advise Tenant that it objects to or disputes the offset, in which case any such dispute shall be submitted to arbitration in accordance with the provisions hereof. Tenant shall use reasonable efforts to mitigate any damages resulting from Landlord's breach or default.

      17.04 General Provisions. The term "Landlord's Knowledge" shall have the same meaning as the term "Seller's Knowledge" under Section 6.17(c) of the Purchase and Sale Agreement. Seller expressly disclaims any express or implied warranties not specifically set forth in this Lease, the Purchase and Sale Agreement, or any other agreement entered into by and between Landlord and Tenant.

                                  ARTICLE XVIII
                                     DEFAULT

      18.01 Defaults. In the event of any one or more of the following events ("Events of Default") shall have occurred and shall not have been remedied as hereinafter provided: (1) the occurrence of any event set forth in Article XIX hereof, without the curing of same as therein provided; (2) Tenant's failure to pay any installment of basic rent, additional rent or any other monetary payments when the same shall be due and payable and the continuance of such failure for a period of ten (10) days after receipt by Tenant of notice in writing from Landlord specifying in detail the nature of such failure, provided, however that Tenant shall pay interest at the rate of 18% per annum during any period in which any payment is delinquent; (3) Tenant's failure to pay any option payments pursuant to Section 25.02 hereof when the same shall be due and payable and the continuance of such failure for a period of 10 days after receipt by Tenant of notice in writing from Landlord of such failure; provided, however, that Tenant shall be entitled to only two such notices during any 360 day period, after which no such notice shall be required, and provided further that Tenant shall pay interest on any delinquent payment at the rate of 18% per annum during the period of any such delinquency; (4) a material default by Tenant, and the expiration of any grace, notice or cure period required thereby, under any of the other agreements then existing between Landlord and Tenant, including without limitation, the promissory notes referred to in Section 25.05 below and the Promissory Note referred to in Section 4.01(c) of the Purchase and Sale Agreement; and (5) Tenant's failure to perform any of the other covenants, conditions and agreements herein contained on Tenant's part to be kept or performed and the continuance of such failure for a period of sixty (60) days after receipt by Tenant of notice in writing from Landlord specifying in detail the nature of such failure, and provided Tenant shall not cure said failure as provided in Section 18.02 hereof; then, Landlord may, at its option, give to Tenant a notice of election to end the term of this Lease upon a date specified in such notice, which date shall be not less than thirty (30) business days (Saturdays, Sundays and legal holidays excluded) after the date of receipt by Tenant of such notice from Landlord, and upon the date specified in said notice, the term and estate hereby vested in Tenant shall cease and any and all other right, title and interest of Tenant hereunder shall likewise cease without further notice or lapse of time, as fully and with like effect as if the entire term of this Lease had elapsed, but Tenant shall continue to be liable to Landlord as hereinafter provided. Simultaneously with the sending of the notice to Tenant, hereinabove provided for, Landlord shall send a copy of such notice to any leasehold Mortgagee(s) as to which Landlord has received written notice. The curing of any default(s) in the manner provided hereinabove by any of the aforesaid parties or combinations thereof, shall constitute a curing of any default(s) hereunder with like effect as if Tenant had cured the same hereunder.

      18.02 Cure.

            (a) In the event that Landlord gives notice of a default of such a nature that it cannot reasonably be cured within such sixty (60) day period, then such cure period shall be deemed to continue so long as Tenant, after receiving such notice, proceeds to cure the default as soon as reasonably possible and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable; provided that, in no event shall any cure period extend for a period longer than 180 days after the Landlord's notice of default under Section 18.01. No cure period shall be deemed to end if and so long as Tenant shall be prevented from curing the same by any of the causes constituting Force Majeure.

            (b) Notwithstanding anything to the contrary contained in this
      Article XVIII, in the event that any default(s) of Tenant shall be cured in any manner hereinabove provided, Tenant's right hereunder shall continue unaffected by such default(s).

      18.03 Remedies.

            (a) Upon any Event of Default pursuant to Section 18.01, or at any time thereafter, Landlord may, in addition to and without prejudice to any other rights and remedies Landlord shall have at law or in equity, including termination, reenter the demised premises, and recover possession thereof and dispossess any or all occupants of the demised premises in the manner prescribed by the applicable laws relating to summary proceedings, or similar laws; but Tenant in such case shall remain liable to Landlord as hereinafter provided.

            (b) In case of any such default, reentry, expiration and/or dispossess by Landlord: (1) the rent shall become due thereupon and be paid up to the time of such reentry, expiration and/or dispossess; (2) Landlord may relet the demised premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and (3) Landlord may pursue any and all other remedies allowed to Landlord under applicable law, including without limitation, the collection of all future rent and other monetary payments provided for hereunder. Landlord, at Landlord's option and Tenant's expense, may make such alteration, repairs, and/or replacements in the demised premises as are reasonably necessary for the purpose of reletting and premises; and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord agrees to use reasonable efforts to mitigate all damages and to relet the demised premises in the event of any default specified herein.

                                   ARTICLE XIX
                            BANKRUPTCY AND INSOLVENCY

      If, after the commencement of the term of this Lease: (a) the Tenant then having the title to the leasehold estate created hereunder shall while having such title be adjudicated a bankrupt or adjudged to be insolvent; (b) a receiver or trustee shall be appointed for the aforesaid Tenant's property and affairs;
(c) the aforesaid Tenant shall make an assignment for the benefit of creditors or shall file a petition in bankruptcy or insolvency or for reorganization or shall make application for the appointment of a receiver; or (d) any execution or attachment shall be issued against the aforesaid Tenant or any of the aforesaid Tenant's property, whereby the demised premises or any building or buildings or any improvements thereon shall be taken or occupied or attempted to be taken or occupied by someone other than the aforesaid Tenant, except as may herein be permitted, and such adjudication, appointment, assignment, petition, execution or attachment shall not be set aside, vacated, discharged or bonded within ninety (90) days after the issuance of the same, then an Event of a Default hereunder shall be deemed to have occurred. Notwithstanding anything to the contrary hereinabove contained, upon the occurrence of a default pursuant to this Article, if the rent and other monetary payments due and payable hereunder shall continue to be paid and the other covenants, conditions and agreements of this

Lease on Tenant's part to be kept and performed shall continue to be kept and performed, no event of default shall have been deemed to have occurred.

                                   ARTICLE XX
                                     WAIVERS

      Failure of Landlord or Tenant to complain of any act or omission on the part of the other party no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by Landlord or Tenant at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a part payment on account.

                                   ARTICLE XXI
                              GOVERNMENT APPROVALS

      Landlord covenants and agrees to cooperate fully with Tenant in any and all applications and proceedings and appeals made or prosecuted by Tenant in connection with obtaining any necessary permits, licenses, approvals or consents under the zoning, land use, environmental and/or building regulations, ordinances, codes, laws and directives of all of the federal, state county and other authorities having jurisdiction over the development and use of the demised premises, including without limitation, the Summit County Planning Board. Landlord shall execute any and all documents, instruments, consents and authorizations requested by Tenant which shall be reasonably necessary or desirable with respect thereto. Tenant may prosecute such applications, proceedings and appeals in its own name and through counsel of its choice, but shall do so at its own cost and expense and shall reimburse Landlord for Landlord's reasonable expenses incurred in such cooperative efforts.

                                  ARTICLE XXII
                                  FORCE MAJEURE

      In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act (except for monetary payments) required hereunder by reason of strikes, lock-outs, organized labor disputes, unavailability of materials, extended failure of power, governmental laws or regulations prohibiting performance of any obligation hereunder, riots, insurrection, war or civil strife, or other reason beyond such party's reasonable control, then performance of such act shall be excused for the period of the delay and the proof for the performance of any such act shall be extended for a period equivalent to the period of such delay.

                                  ARTICLE XXIII
                                     NOTICES

      Every notice, approval, consent or other communication authorized or required by this Lease shall not be effective unless the same shall be in writing and sent postage prepaid by United States registered or certified mail, return receipt requested, directed to the other party at its address set forth hereinbelow, or such other address as either party may designate by notice given form time to time in accordance with this Article. Unless otherwise directed by Landlord, rent payable by Tenant hereunder shall be paid to Landlord at the same place where a notice to Landlord is herein required to be directed. All such notices and other communications initially shall be addressed as follows:

Tenant:

Christopher E. Howard, Esq.
Chief Administrative Officer and General Counsel
American Skiing Company
P.O. Box 450
Access Road
Bethel, Maine 04217

Landlord:

Kenneth Griswold
Michael Baker
c/o Bracewell & Patterson LLP
2900 South Tower, Penzoil Place
Houston, TX 77002-2781
Attn:  Clark Thompson

All such notices shall be deemed to have been given and received as of the date of deposit of such notice in a depository of the U.S. Postal Service.

                                  ARTICLE XXIV
                                  CERTIFICATES

      Either party shall, without charge, at any time and from time to time hereafter, within thirty (30) days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease, in accordance with its tenor as then constituted; (c) as to the existence of any known default thereunder; (d) as to the existence of any offsets, counterclaims or defense thereto on the part of such other party; (e) as to the commencement and expiration dates of the term of this lease; and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

                                   ARTICLE XXV
                               DEVELOPMENT RIGHTS

      25.01 Grant of Option. Landlord hereby gives and grants to Tenant, its successors and assigns, an exclusive option to purchase any portion of the demised premises now or hereafter owned in fee by Landlord upon which Tenant desires to construct any buildings or improvements of any nature, at any time during the term of this Lease , or any extended term.

      25.02 Option Payments. As consideration for the option granted pursuant to
Section 25.01 above, Tenant shall pay to Landlord the following amounts on first day of each of the months specified below:

                Amount Due            Payment Date
                ----------            ------------
                3,532,340             June, 1997
                   47,007             July, 1997
                  157,340             August, 1997
                   32,340             September, 1997
                   47,007             October, 1997
                  157,340             November, 1997
                1,232,340             December, 1997
                  180,340             January, 1998
                  157,340             February, 1998
                   32,340             March, 1998
                   47,007             April, 1998
                   15,167             May, 1998
                   15,167             June, 1998
                   29,834             July, 1998
                  140,167             August, 1998
                   15,167             September, 1998
                   29,834             October, 1998
                  140,167             November, 1998
                   15,167             December, 1998
                2,748,000             January, 1999
                  125,000             February, 1999
                        0             March, 1999
                   14,667             April, 1999
                  875,000             May, 1999
                        0             June, 1999
                   14,667             July, 1999
                  125,000             August, 1999
                        0             September, 1999
                   14,667             October, 1999

                Amount Due            Payment Date
                ----------            ------------
                  125,000             November, 1999
                        0             December, 1999
                  148,000             January, 2000
                  125,000             February, 2000
                        0             March, 2000
                   14,667             April, 2000
                  125,000             May, 2000
                        0             June, 2000
                   14,667             July, 2000
                  125,000             August, 2000
                        0             September, 2000
                   14,667             October, 2000
                  125,000             November, 2000
                        0             December, 2000
                  548,000             January, 2001
                  125,000             February, 2001
                        0             March, 2001
                        0             April, 2001
                  125,000             May, 2001
                        0             June, 2001
                        0             July, 2001

            Tenant shall have the right to accelerate payment of any or all of such amounts, in which case Tenant shall pay to Landlord the net present value of any payments made on an accelerated basis. Net present value of such payments shall be determined in a manner and at a discount rate reasonably acceptable to both Tenant and Landlord.

            (b) All option payments made by Tenant shall be placed in a segregated bank account established at a banking institution acceptable to both parties ("Option Escrow Account") in the name of both Landlord and Tenant. Amounts shall be disbursed from the account under signature of authorized representatives of both Landlord and Tenant solely and exclusively for purposes of satisfying the following obligations of Landlord (the "Underlying Obligations"):

       Obligation                      Date                Principal Amount
       ----------                      ----                ----------------
       Nine Star Development Note      February 2, 1995     2,600,000

       Snyderville Land Co. Purchase   June 16, 1997        3,500,000
       and Sale Agreements

       Roberts Retirement Trust Note   February 2, 1995       750,000

       Kimball Note                    January 18, 1995       533,333

       Obligation                      Date                Principal Amount
       ----------                      ----                ----------------
       Vitesse Ski Properties Note     March 8, 1994        2,194,000
       (or substitute Note to be
       identified by Landlord upon
       refinancing Vitesse)

       Wasatch Capital Corp. Note      Even date herewith   5,000,000

       Songbird Note                   December 12, 1996    1,200,000

      In the event, and to the extent Tenant accelerates its option payments hereunder, Landlord shall exercise reasonable efforts to accelerate a corresponding amount of the Underlying Obligations so as to minimize the amounts on deposit from time to time in the Option Escrow Account.

      25.03 Mandatory Exercise of Option. Tenant shall not be permitted to exercise its option until such time, from time to time, as Tenant has received all necessary permits, licenses and approvals for any real estate development project to be located upon the portion of the demised premises to be released by Landlord involving the construction of any buildings constituting residential or commercial real estate being developed with the intent to resell any material portion of such building(s), as evidenced by the description of such real estate development project(s) in the application(s) for necessary permits and approvals. Said option shall be exercised by Tenant, its successors or assigns, by giving written notice of the election to exercise said option to purchase to Landlord, addressed to the place then provided for the sending of notices under this Lease, which notice shall specify a date, time and place of closing which shall take no more than one hundred twenty (120) days after the posting of said notice.

      25.04 Option Price. The purchase price for the portion of the demised premises purchased by Tenant shall be an amount equal to eleven percent (11%) of the full capitalized cost of construction of buildings or improvements on the option parcel (less any capitalized interest on financing for the improvements and less up to 5% of such capitalized costs attributable to any internal overhead costs capitalized by Tenant) as reflected upon Tenant's books of account maintained in accordance with generally accepted accounting principles, consistently applied.

      25.05 Option Price Payment. The purchase price shall be paid at closing by a promissory note in the full amount of the purchase price, bearing interest at a rate equal to the prime rate in effect as of the date of the closing as reported in The Wall Street Journal under the heading "Money Rates - Prime Rate," and maturing upon the issuance of a certificate of occupancy for the development project. The note shall be secured by a mortgage or deed of trust with priority subordinate only to Tenant's financing for the construction cost of the improvements, which mortgage or deed of trust and form of subordination shall be in form reasonably acceptable to Landlord.

      25.06 Owned Property. As additional consideration for the options granted pursuant to Section 25.01 above, Tenant hereby agrees to deliver to Landlord additional option payments at the time development is commenced on the property more particularly described in Schedule

25.06 hereto in the same amount and in the same manner as if such property were covered by this Lease and the options described in Section 25.01, and Tenant was otherwise purchasing such property in accordance with terms of Section 25.04 and 25.05.

      25.07 Development Commitment. Tenant agrees to produce and submit to Summit County for approval, and exercise its best efforts to maintain in place, a master plan for the demised premises (which may be a continuation of the master plan submitted by Landlord in April, 1997, or a derivation thereof) that contemplates a minimum of three million (3,000,000) square feet of residential and commercial real estate development on that portion of the demised premises denominated the base area as reflected on the Landlord's current master plan and two million (2,000,000) square feet of residential and commercial development on that portion of the demised premises denominated the mid-mountain village as reflected on the Landlord's current master plan. The master plan may not alter the designation of Willow Draw as a subdivision for single family detached dwellings without Landlord's prior written consent.

      25.08 Closing. At closing, Tenant shall deliver the required promissory note against delivery by Landlord of a warranty deed in form acceptable to Tenant conveying good and marketable title to the development parcel free an clear of all liens, encumbrances, restrictions, defects in title, leases, tenancies easements and agreements, except as set forth in Schedule A, and except any which may arise by reason of this Lease.

      25.09 Restrictions Against Encumbrance. Landlord, its successors and assigns covenants and agrees that during the term hereof it shall not, voluntarily or by operation of law, place or allow placement of any liens, encumbrances or restrictions of any nature on the Landlord's interest in the demised premises, including without limitation, mortgage liens, trust deeds, mechanics liens, judgment liens or any other liens or encumbrances similar or dissimilar to the foregoing.

                                  ARTICLE XXVI
                                  MISCELLANEOUS

      26.01 Governing Law. This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the State of Utah.

      26.02 Partial Invalidity. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      26.03 Short Form Lease. The parties will at any time, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form reasonably satisfactory to both parties, which will constitute a short form of lease, setting forth a description of the demised premises, the term of this Lease and any other portions thereof, excepting the rental provisions, as either party may request.

      26.04 Interpretations. Wherever herein the singular number is used, the same shall include the plural, and the masculine gander shall include the feminine and neuter genders, and vice versa, as the context shall require. The section headings used herein are for reference and covenance only, and shall not enter into the interpretation hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The terms "Landlord" and "Tenant" whenever used herein shall mean only the owner for the time being of Landlord's or Tenant's interest herein, and upon any sale or assignment of the interest of either Landlord or Tenant herein, their respective successors in interest and/or assigns shall, during the term of their ownership of their respective estates herein, be deemed to be Landlord or Tenant, as the case may be.

      26.05 Entire Agreement. No oral statements or prior written matter shall have any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This Agreement shall not be modified or canceled except by writing subscribed by all parties.

      26.06 Parties. Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, successors, administrators and assigns.

      26.07 Restriction on use of Landlord's Adjacent Land. Attached as Schedule
26.07 is a list of all real estate owned beneficially or of record by Landlord, by Michael Baker or Kenneth Griswold or by any entities in which Baker or Griswold own any interest, located within a five mile radius of the leased premises. Landlord hereby agrees that during the term of this Lease, with the exception of the A-2 and Cox and Muller parcels described in such Schedule 26.07, none of the Landlord, Baker or Griswold, or entities in which they have a controlling interest shall use the restricted property designated in such
Schedule 26.07 for a motel, hotel, inn, restaurant or other type of place of lodging or guest entertainment (other than single family residences). The restriction imposed hereby for the benefit of Tenant is intended to run with the land and be enforceable against Landlord's successors in title to such land.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first above written.

                                    WOLF MOUNTAIN RESORTS, L.C.


                                    By: /s/ Kenneth Griswold
                                       -------------------------------
                                       Kenneth Griswold
                                       Its Managing Member


                                    ASC UTAH


                                    By: /s/ Julianne Cloutter
                                       -------------------------------
                                       Its Vice President

                               GUARANTY COMMITMENT

      ASC Holdings, Inc., a Maine corporation with a principal place of business at Newry, Maine ("ASC"), does hereby agree to execute the guaranty described in Exhibit ____ attached hereto. In connection therewith, ASC covenants and agrees as follows:

      ASC is a corporation duly organized, validly existing and in good standing under the laws of Maine with full power and authority to own or lease its property and to carry on its businesses as now conducted.

      The execution and delivery of this Agreement and the Related Agreements by ASC and the performance by ASC of the obligations to be performed hereunder and thereunder have been duly authorized by all necessary and appropriate action by the directors of ASC and no shareholder approval is required in connection therewith. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach of, or constitute a default under, the terms and conditions of ASC's Certificate of Incorporation, By-Laws, any court or administrative order or process by which ASC is bound, or any agreement or instrument to which ASC is a party or is bound. This Agreement and the Related Agreements are the valid and binding obligations of ASC, enforceable in accordance with their terms, subject to equitable principles and applicable bankruptcy and other creditors' rights, laws, regulations and rulings.


                                    ASC HOLDINGS, INC.


                                    By: /s/ Julianne Cloutter
                                       -------------------------------
                                    Its:    Vice President